Exhibit 99.2

FOR IMMEDIATE RELEASE

INFINITY ANNOUNCES HEDGEHOG PATHWAY INHIBITOR AGREEMENT WITH ASTRAZENECA

— Infinity Regains Full Rights to IPI-926 and Receives Opt-In Rights to AstraZeneca Hedgehog Pathway Inhibitor Programs —

— Infinity Collaboration with MedImmune on Hsp90 Inhibitors Continues Unchanged —

CAMBRIDGE, Mass. – November 12, 2007 – Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) announced today that Infinity has regained from MedImmune, which is wholly owned by AstraZeneca plc, all development and worldwide commercialization rights for Infinity’s Hedgehog cell-signaling pathway inhibitor program, including its lead candidate IPI-926. Additionally, Infinity will have the right to opt-in to certain Hedgehog programs being developed by AstraZeneca, including worldwide profit sharing and U.S. co-promotion rights. In exchange for these rights, Infinity will waive the non-competition clause contained in its August 2006 collaboration agreement with MedImmune applicable to AstraZeneca’s independent work in the Hedgehog pathway.

“We are delighted to reacquire full rights to our Hedgehog program, and to secure opt-in rights to AstraZeneca’s programs in the Hedgehog pathway,” said Adelene Q. Perkins, executive vice president and chief business officer, Infinity. “Regaining 100 percent ownership in our program immediately enhances the value of Infinity’s pipeline and provides us with strategic options for the future development of IPI-926 while minimally affecting our cash runway.”

“I am tremendously enthusiastic about the preclinical data emerging on IPI-926, our lead Hedgehog candidate, including potent and selective inhibition of the pathway, oral bioavailability, and an extended half-life,” added Julian Adams, Ph.D., Infinity’s chief scientific officer. “We believe the Hedgehog pathway plays a critical role in some of the most aggressive cancers for which there are few treatment options.” Infinity expects to share preclinical data from a number of in vivo models at the American Association for Cancer Research Annual Meeting in early 2008 and anticipates commencing human clinical trials with IPI-926 in 2008.

MedImmune will continue to fund its 50 percent share of development activities for IPI-926 through May 2008. After that date, Infinity will own 100 percent of the rights to its Hedgehog pathway program, including IPI-926, on a royalty-free basis. AstraZeneca will continue to conduct independent discovery efforts in the Hedgehog field subject to Infinity’s option, at defined milestones up to the initiation of Phase 3 studies, to participate in existing and certain future Hedgehog pathway inhibitor programs. If Infinity elects to opt-in to one or more of these programs, Infinity will have rights substantially similar to those in the existing MedImmune collaboration agreement, including worldwide profit sharing and U.S. co-promotion rights. Other financial terms have not been disclosed.

The collaboration between Infinity and MedImmune to jointly develop novel inhibitors of heat shock protein 90 (Hsp90) continues unchanged, including Infinity’s right to 50-50 worldwide profit sharing and U.S. co-promotion rights. The companies’ lead Hsp90 inhibitor, IPI-504, has demonstrated evidence of biological activity in both gastrointestinal stromal tumors (GIST) and in non-small cell lung cancer (NSCLC). The companies expect to launch Phase 2 trials of IPI-504 as a single agent in additional tumors, as well as at least one combination study, before the end of 2007.

Infinity’s continued expectation is to end 2007 with greater than $100M in cash and short-term investments. As a result of the termination of co-funding with MedImmune for IPI-926 after the end of May 2008, in the absence of additional business development or financing activities, Infinity now expects to have cash to fund its existing operating plan into the fourth quarter of 2009.

About IPI-926

IPI-926 is Infinity’s lead small molecule inhibitor targeting the Hedgehog cell-signaling pathway. IPI-926 is a novel, proprietary, systemically administered agent. In preclinical studies, IPI-926 has shown potent and selective inhibition of the Hedgehog pathway and attractive pharmacological properties including oral bioavailability and extended half-life. IPI-926 has demonstrated efficacy in multiple preclinical animal models of cancer. Infinity anticipates commencing clinical trials of IPI-926 in 2008.

About the Hedgehog cell-signaling pathway

The Hedgehog cell-signaling pathway is normally active during embryonic development in regulating tissue and organ formation. When abnormally activated in adults, however, the Hedgehog pathway is believed to play a central role in allowing the proliferation and survival of certain cancer-causing cells, including in certain deadly cancers such as pancreatic cancer, prostate cancer, small cell lung cancer, breast cancer and certain brain cancers. In addition, recent evidence also points to an important potential role for the Hedgehog pathway in cancer stem cells. Cancer stem cells are progenitor cells suspected to be primarily responsible for tumor growth, survival and metastasis despite treatment with conventional chemotherapeutic agents.

About Infinity Pharmaceuticals, Inc.

Infinity is an innovative cancer drug discovery and development company that is seeking to leverage its strength in small molecule drug technologies to discover, develop, and deliver to patients best-in-class medicines for the treatment of cancer and related conditions. For more information on Infinity, please refer to the company’s website at http://www.ipi.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding future clinical trial activity for IPI-504 and IPI-926; the announcement of preclinical data regarding IPI-926; estimates of 2007 financial performance and year-end cash balance; and the expectation that Infinity will have cash to support its current operating plan into the fourth quarter of 2009. Such statements are subject to numerous factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. For example, there can be no guarantee that any product candidate Infinity is developing will successfully complete necessary preclinical and clinical development phases, be approved for sale in any market or that, if approved, revenue from sales of such product will reach any specific level. In particular, management’s expectations could be affected by risks and uncertainties relating to: results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities and investigational review boards at clinical trial sites; Infinity’s ability to enroll patients in its clinical trials; Infinity’s dependence on its collaborations with MedImmune and Novartis; Infinity’s ability to obtain additional funding required to conduct its research, development and commercialization activities; unplanned cash requirements and expenditures; and Infinity’s ability to obtain, maintain and enforce patent and other intellectual property protection for any products it is developing. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” included in Infinity’s quarterly report on Form 10-Q for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission on November 7, 2007. Further, any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Steven Kafka, Ph.D.

Infinity, Vice President, Finance

(617) 453-1237

Steven.Kafka@ipi.com